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                                                                   EXHIBIT 14(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report on the Principal Preservation Portfolios, Inc.'s Select Value Portfolio, dated November 22, 2000, and to all references to our firm, included in or made a part of this Registration Statement on Form N-14 for Nationwide Mutual Funds.

ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
December 28, 2000